Exhibit 99.1

NEWS RELEASE
NASDAQ Symbol: “STRS”

Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	Sydney Isaacs
Austin, Texas 78701	Abernathy MacGregor
713-343-0427 / SRI@abmac.com

LEADING PROXY ADVISORY FIRM GLASS LEWIS RECOMMENDS STRATUS PROPERTIES STOCKHOLDERS VOTE FOR ALL NOMINEES ON THE WHITE PROXY CARD

Both ISS and Glass Lewis Determine Change is Not Warranted at the Stratus Board

AUSTIN, TX, May 26, 2016 – Stratus Properties Inc. (NASDAQ: STRS) (the “Company” or “Stratus”) today announced that leading independent proxy advisory firm Glass Lewis recommended that Stratus stockholders cast their proxy ballots FOR ALL nominees on management’s WHITE proxy card at the annual meeting of stockholders on June 6, 2016.

Glass Lewis is an independent proxy advisory firm which, among other services, provides proxy voting recommendations to pension funds, investment managers, mutual funds and other institutional shareholders. In making its recommendation, Glass Lewis said, in part:

“…in light of our conclusion that the Company’s strategic plan remains the most sensible approach likely to be better aligned with the interests of shareholders as a whole, and in consideration of the respective skills and experience which qualify the board’s nominees for continued service as Stratus directors, we believe shareholders would be best served at this time by the re-election of both of the Company’s nominees.”

The report also noted:

“In our opinion, the board’s plan is more level-headed and likely to be better aligned with the interests of shareholders as a whole, regardless of the views and wishes of certain large shareholders including Mr. Berg.”

The Glass Lewis report also supported the Company’s belief that Mr. Berg’s proxy contest is intended to serve Mr. Berg’s own personal financial goals rather than the long-term interests of ALL stockholders:

“In our view, Mr. Berg initiated this proxy contest not so much to effect positive changes to the board’s corporate governance structure, or even to implement refinements to the board’s strategic plan for the Company, but rather with the goal of effecting a sale of the Company or its assets sooner rather than later, thereby creating a liquidity event which would facilitate an exit point for Mr. Berg’s investment in Stratus.”

Commenting on Mr. Berg’s director nominees, the Glass Lewis report noted the nominees’ ties to Mr. Berg and concluded:

“Overall, we don’t believe the Dissident’s nominees would be predisposed to act in best interests of all shareholders and we don’t see what specific contributions they would bring to the board from a strategic or governance perspective.”

Leading proxy advisory firm Institutional Shareholder Services (ISS) concurred and recommended that Stratus stockholders vote on the WHITE proxy card because insurgent stockholder Carl Berg “has not demonstrated a compelling need for change at the board level.” Even though ISS did not support Messrs. Armstrong and Porter for policy reasons unrelated to the proxy contest, ISS noted:

“The company has outperformed peers on TSR and, as a percentage of revenue, on G&A expense. Shareholders have also seen discernable improvement in the company’s TSR between announcement of the five-year plan (which Lenehan, a former director recommended by the dissident, voted for) and the unaffected date just prior to the dissident’s announcement of its intention to run a proxy contest.”

Mr. Beau Armstrong, Chairman of the Board, President and Chief Executive Officer of Stratus, said, “We are pleased that both ISS and Glass Lewis recognize the strength of the Board’s strategy and the performance that it has yielded under our current Board and management. The reports affirm the Board’s beliefs regarding the lack of a compelling case for change by Mr. Berg. The Board continues to believe that the stockholder rights plan, which was recently accelerated, strengthens the Board’s ability to negotiate fully on behalf of stockholders, particularly as our Board considers an unsolicited offer to acquire substantially all of the assets of the Company as part of its review of strategic alternatives with the assistance of a nationally recognized investment bank. We urge stockholders to vote their WHITE proxy cards as soon as possible to protect the value of their investment in Stratus and to continue the Company’s recent success.”

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical facts, such as statements regarding the implementation and potential results of Stratus’ five-year plan, projections or expectations related to operational and financial performance or liquidity, reimbursements for infrastructure costs, financing and regulatory matters, development plans and sales of properties, commercial leasing activities, timeframes for development, construction and completion of Stratus’ projects, capital expenditures, liquidity and capital resources, and other plans and objectives of management for future operations and activities. The words “anticipates,” “may,” “can,” “plans,” “believes,” “potential,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements that are not historical facts are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the outcome of the strategic review process, Stratus’ ability to refinance and service its debt and the availability of financing for development projects and other corporate purposes, Stratus’ ability to sell properties at prices its board considers acceptable, a decrease in the demand for real estate in the Austin, Texas market, changes in economic and business conditions, reductions in discretionary spending by consumers and corporations, competition from other real estate developers, hotel operators and/or entertainment venue operators and promoters, business opportunities that may be presented to and/or pursued by Stratus, the termination of sales contracts or letters of intent due to, among other factors, the failure of one or more closing conditions or market changes, the failure to attract customers for its developments or such customers’ failure to satisfy their purchase commitments, increases in interest rates, declines in the market value of its assets, increases in operating costs, including real estate taxes and the cost of construction materials, changes in external perception of the W Austin Hotel, changes in consumer preferences, changes in laws, regulations or the regulatory environment affecting the development of real estate, opposition from special interest groups with respect to development projects, weather-related risks and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it does not intend to update its forward-looking statements notwithstanding any changes in its assumptions, business plans, actual experience, or other changes, and Stratus undertakes no obligation to update any forward-looking statements.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.

Contacts:

Media: The Abernathy MacGregor Group

Sydney Isaacs, 713-343-0427

Investors: Innisfree

Scott Winter/Larry Miller, 212-750-5833

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